SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2008 (July 2, 2008)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 2, 2008, Mr. Paul DeRosa, was appointed as a member of the Board of Directors of Ambac Financial Group, Inc. (“Ambac”) to stand until the Board is re-elected, currently scheduled for May 2009. Mr. DeRosa has also been appointed to the Governance Committee, the Compensation Committee, and the Audit and Risk Assessment Committee effective July 7, 2008.

Item 8.01	Other Events

On July 3, 2008, Ambac issued a press release announcing that its Board of Directors has authorized up to $50 million for share repurchases of its common stock. The repurchase of shares under the Stock Repurchase Program is conditioned upon the completion of the offering of shares by the underwriters of its March 2008 offering. Ambac is unable to predict when the offering will be completed.

Certain statements in this document and the exhibit are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Ambac’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)
Dated: July 3, 2008
	By:	/s/ Anne G. Kelly
Anne Gill Kelly
Managing Director, Corporate Secretary and Assistant General Counsel